EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-114149, 333-123495, 333-132583, 333-141376, 333-149703, and 333-158160) of Cutera, Inc. of our report dated March 15, 2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/   PricewaterhouseCoopers LLP

San Jose, California
March 15, 2012